Exhibit 5.1

CONYERS DILL & PEARMAN
29th Floor
One Exchange Square
8 Connaught Place
Central
Hong Kong
T +852 2524 7106 | F +852 2845 9268
conyers.com

27 March 2023

Matter No. 837197/108888858

(852) 2842 9556 / (852) 2842 9566

Christopher.Bickley@conyers.com

Rita.Leung@conyers.com

Baijiayun Group Ltd

24F, A1 South Building, No. 32 Fengzhan Road

Yuhuatai District, Nanjing

People’s Republic of China

Dear Sir/Madam,

Re: Baijiayun Group Ltd (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on form F-1 to be filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the offering by the Company (the “Offering”) of (i) certain units (each consisting of one Class A ordinary share, par value of US$0.519008 each (the “Class A Ordinary Share”) and warrants to purchase Class A Ordinary Shares (the “Warrants”)), (ii) certain pre-funded units (each consisting of one pre-funded warrant to purchase one Class A Ordinary Share (the “Pre-funded Warrant”) and warrants to purchase Class A Ordinary Shares, (iii) placement agent warrants to purchase certain Class A Ordinary Shares (the “Placement Agent Warrants”), and (iv) certain Class A Ordinary Shares underlying the Warrants, the Pre-funded Warrants and the Placement Agent Warrants (collectively, the “non-Equity Securities” and collectively with the Class A Ordinary Shares, the “Securities”).

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined a copy of the Registration Statement.

We have also reviewed copies of:

1.1.	the third amended and restated memorandum of association and the second amended and restated articles of association of the Company, adopted by the Company on 24 September 2022 and effective on 23 December 2022 certified by the Secretary of the Company on 16 March 2023 (the “M&A”);

1.2.	unanimous written resolutions of the directors of the Company dated 4 March 2023 (the “Resolutions”);

1.3.	a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 13 March 2023 (the “Certificate Date”); and

1.4.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us;

2.4.	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, will remain in full force and effect and will not be rescinded or amended;

2.5.	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.6.	that on the date of allotment (where applicable) and issuance of any non-Equity Securities the Company is, and after any such allotment and issuance the Company will be able to, pay its liabilities as they become due;

2.7.	that upon issue of any Class A Ordinary Shares by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

2.8.	that the Company will issue the Securities in furtherance of its objects as set out in its M&A;

2.9.	that the M&A of the Company will not be amended in any manner that would affect the opinions expressed herein ;

2.10.	that the Company will have sufficient authorised capital to issue under its M&A to effect the issue of any Class A Ordinary Shares at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any non-Equity Securities;

2.11.	that the form and terms of any and all non-Equity Securities, the issuance and sale of any Securities by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the M&A of the Company nor any applicable law, regulation, order or decree in the Cayman Islands;

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2.12.	that all necessary corporate action will be taken to authorise and approve any issuance of the Securities, the terms of the offering thereof and related matters, and that the applicable definitive purchase, underwriting or similar agreement, will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto;

2.13.	that the non-Equity Securities to be offered and sold will be valid and binding in accordance with their terms pursuant to the applicable governing law;

2.14.	that the issuance and sale of and payment for the Securities will be in accordance with the applicable purchase, underwriting or similar agreement duly approved by the board of directors of the Company and/or where so required, the shareholders of the Company and the Registration Statement (including the prospectus set forth therein and any applicable supplement thereto); and

2.15.	the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with the Commission.

3.	QUALIFICATIONS

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands.  This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Act.

4.2.	The authorized share capital of the Company is US$2,231,734,400 divided into 4,300,000,000 ordinary shares of a par value of US$0.519008 each comprising (a) 2,000,000,000 class A ordinary shares of a par value of US$0.519008 each and (b) 2,300,000,000 class B ordinary shares of a par value of US$0.519008 each.

4.3.	When allotted, issued and paid for as contemplated in the Registration Statement and registered in the register of members of the Company, the Class A Ordinary Shares underlying the Warrants, the Pre-funded Warrants and the Placement Agent Warrants will be duly authorized, validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

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4.4.	The statements under the caption “Enforceability of Civil Liabilities” and “Taxation – Cayman Islands Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

We are furnishing this opinion as Exhibits 5.1, 8.1 and 23.4 to the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the prospectus forming a part of the Registration Statement.  In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman

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